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                           THERMOVIEW INDUSTRIES, INC.
                                ----------------

                                  SUBSIDIARIES

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                                                       STATE OF                                                       PERCENTAGE OF
            LEGAL NAME OF SUBSIDIARY                 INCORPORATION                    ASSUMED NAMES                     OWNERSHIP
-------------------------------------------------  ------------------  --------------------------------------------  --------------


American Home Builders Co.                         California          None                                                100%
Five Star Builders, Inc.                           California          American Home Remodeling                            100%
                                                                       Pacific Exteriors
Leingang Siding and Window, Inc.                   North Dakota        None                                                100%
Precision Window Mfg., Inc.                        Missouri            None                                                100%
Primax Window Co.                                  Kentucky            None                                                100%
Rolox, Inc.                                        Kansas              None                                                100%
TD Windows, Inc.                                   Kentucky            ThermoView Manufacturing                            100%
Thermal Line Windows, Inc.                         North Dakota        North Country Thermal Line                          100%
                                                                       North Country Glass
Thermo-Shield of America (Arizona), Inc.           Arizona             None                                                100%
Thermo-Shield of America (Michigan), Inc.          Michigan            None                                                100%
Thermo-Shield Company, LLC                         Illinois            None                                                100%
Thermo-Shield of America (Wisconsin), LLC          Wisconsin           None                                                100%
ThermoView of Missouri, Inc.                       Missouri            None                                                100%
Thermo-Tilt Window Company                         Delaware            None                                                100%
Thomas Construction, Inc.                          Missouri            Castle Associates, Inc. and                         100%
                                                                       Showplace Home Improvements, Inc.
Key Home Credit, Inc.                              Delaware            None                                                100%
Key Home Mortgage, Inc.                            Delaware            None                                                100%
Thermo-Rose Manufacturing Co., Inc.                Illinois            None                                                 50%

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